AMENDED AND RESTATED

BYLAWS

OF

ADVENTRX PHARMACEUTICALS, INC.
(formerly known as BioKeys Pharmaceuticals, Inc.)

(A DELAWARE CORPORATION)

ARTICLE I
CORPORATE OFFICES

1.1 REGISTERED OFFICE. The registered office of the corporation shall be fixed in the Certificate of Incorporation of the corporation.

1.2 OTHER OFFICES. The board of directors may at any time establish the principal office and any branch or subordinate offices of the corporation at any place or places deemed advisable.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. The Board of Directors may, in its sole discretion, determine that the meeting may be held solely by means of remote communication, as permitted by Section 211 of the Delaware General Corporation Law.

2.2 ANNUAL MEETING.

(a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other proper business may be transacted.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or a duly authorized committee thereof, (B) otherwise properly brought before the meeting by or at the direction of the board of directors or a duly authorized committee thereof, or (C) properly brought before the meeting by a stockholder of record. For business to be properly brought before an annual meeting by a stockholder, it must be a proper matter for stockholder action under the Delaware General Corporation Law and the stockholder must have given timely notice thereof in writing to the secretary of the corporation, which notice must include the information described below. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days earlier or later than such anniversary date, notice by the stockholder to be timely must be so received not earlier than the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the date on which public announcement of the date of the meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the names and addresses of the beneficial owners, if any, on whose behalf the business is being brought, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the stockholder and any such beneficial owner in such business, and (v) the following information regarding the ownership interests of the stockholder or any such beneficial owner, which shall be supplemented in writing by the stockholder not later than 10 days after the record date for the meeting to disclose such interests as of the record date: (A) the class and number of shares of the corporation that are owned beneficially and of record by the stockholder and any such beneficial owner; (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation; (D) any short interest in any security of the corporation (for purposes of this paragraph (b) and paragraph (c) of this Section 2.2 and paragraph (b) of Section 2.3), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation; (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chair of the annual meeting shall, if the facts warrant, determine and declare at the meeting that any proposed item of business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, if the chair of the meeting should so determine, the chair of the meeting shall declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c) Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations of persons for election to the board of directors of the corporation at an annual meeting may be made by or at the direction of the board of directors or a duly authorized committee thereof or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the procedures set forth in this paragraph (c) and who is a stockholder of record at the time notice is delivered to the secretary of the corporation. Such nomination or nominations may be made by a stockholder only if timely notice has been given in writing to the secretary of the corporation setting forth such stockholder’s intent to make such nomination or nominations. To be timely, notice of a stockholder’s nomination for a director to be elected at an annual meeting shall be received at the corporation’s principal executive offices not earlier than the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, notice by the stockholder to be timely must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Each such notice shall set forth (i) the name and address, as they appear on the corporation’s books, of the stockholder who intends to make the nomination and the names and addresses of the beneficial owners, if any, on whose behalf the nomination is being made and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the following information regarding the ownership interests of the stockholder and such beneficial owners, if any, which shall be supplemented in writing by the stockholder not later than 10 days after the record date for the meeting to disclose such interests as of the record date: (A) the class and number of shares of the corporation that are owned beneficially and of record by the stockholder and any such beneficial owner; (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation; (D) any short interest in any security of the corporation; (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation; (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household, (iv) the class and number of shares of the corporation which are beneficially owned by each proposed nominee, (v) a description of all arrangements or understandings between the stockholder or any such beneficial owner and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any such beneficial owner and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (vii) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the proposed nominee been nominated, or intended to be nominated, by the board of directors, and (viii) the consent of each proposed nominee to serve as a director of the corporation if so elected. Notwithstanding the third sentence of this paragraph (c), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a stockholder’s notice required by this paragraph (c) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary of the corporation at the principal executive office of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(d) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(e) Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(f) Only persons nominated in accordance with the procedures of this Section 2.2 (or paragraph (b) of Section 2.3 below) shall be eligible for election to serve as directors of the corporation. Except as otherwise provided by law, the chair of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chair of the meeting should so determine, the chair of the meeting shall so declare at the meeting, and the defective nomination shall be disregarded. If the chair of the meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, such nomination shall be void; provided, however, that nothing in this Section 2.2 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of preferred stock pursuant to the preferred stock designation for any series of preferred stock.

2.3 SPECIAL MEETING.

(a) A special meeting of the stockholders may be called at any time by the board of directors, the president (unless there is a chief executive officer who is not the president, in which case a special meeting of the stockholders may be called at any time by the chief executive officer and not the president) or the chair of the board of directors, but such special meeting may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. The chair of each special meeting shall, if the facts warrant, determine and declare at the meeting that any proposed item of business was not properly brought before the meeting in accordance with the provisions of this paragraph (a), and, if the chair of the special meeting should so determine, the chair shall declare at the meeting that any such business not properly brought before the special meeting shall not be transacted.

(b) Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the board of directors or a duly authorized committee thereof or (ii) by any stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, nominations by such stockholders of persons for election to such position(s) on the board of directors as are specified in the corporation’s notice of meeting may be made at such a special meeting of stockholders if the substance of the stockholder’s notice complies with paragraph (c) of Section 2.2 above, and the stockholder’s notice has been delivered to the secretary of the corporation at the principal executive office of the corporation not earlier than the 120th day before such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.3. Except as otherwise provided by law, the chair of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.3, and if the chair of the special meeting should so determine, the chair shall so declare at the meeting, and the defective nomination shall be disregarded. If the chair of the special meeting determines that a nomination was not made in accordance with the procedures prescribed by this Section 2.3, such nomination shall be void; provided, however, that nothing in this Section 2.3 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of preferred stock pursuant to the preferred stock designation for any series of preferred stock.

2.4 ORGANIZATION. Meetings of stockholders shall be presided over by the president (unless there is a chief executive officer who is not the president, in which case meetings of stockholders shall be presided over by the chief executive officer and not the president), or, in his or her absence, the chair of the board of directors or, in his or her absence, by a chair designated by the board of directors, or in the absence of such designation, by a chair chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat. The secretary, or in his or her absence an assistant secretary, or in the absence of the secretary and any assistant secretary, a person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting. Unless determined by the board of directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.5 NOTICE OF STOCKHOLDERS’ MEETINGS. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be given either personally or by mail, facsimile or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by facsimile or other electronic or wireless means.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

2.7 QUORUM. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chair of the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock, present in person or represented by proxy, shall have power to adjourn the meeting.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a vote of a greater number or voting by classes is required, in which case such express provision shall govern and control the decision of the question.

If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

2.8 ADJOURNED MEETING; NOTICE. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chair of the meeting or the vote of a majority of the voting power of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.7 of these Bylaws.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.5 and 2.6 of these Bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

2.9 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to applicable provisions of the General Corporation Law of Delaware.

Except as may be otherwise provided in the Certificate of Incorporation, by instruments setting forth the voting rights of specific classes or series of stocks, by these Bylaws or by applicable law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares which the stockholder is entitled to vote.

2.10 VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy.

Attendance by a person at a meeting shall constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

2.11 ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation may be effected either at a duly called annual or special meeting of stockholders of the corporation or by a consent in writing by such stockholders obtained in accordance with the applicable provisions of the General Corporation Law of Delaware.

2.12 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS. For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by applicable law.

If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

The record date for any other purpose shall be as provided in Section 8.1 of these Bylaws.

2.13 PROXIES. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile communication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the secretary of the corporation.

A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

2.14 INSPECTORS OF ELECTION. Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and to determine such matters as quorum, validity of proxies and ballots, voting eligibility, and the tabulation of votes. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chair of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

The inspectors of election shall execute an oath of office agreeing to perform, and shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III
DIRECTORS

3.1 POWERS. Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders, the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the board of directors.

3.2 NUMBER AND TERM OF OFFICE. The authorized number of directors shall be not less than three (3) nor more than nine (9). Within such limits, the number of directors shall be initially fixed at six (6), which number may be changed by resolution of the board of directors. An indefinite number of directors may be fixed, or the definite number of directors may be changed, by a duly adopted amendment to the Certificate of Incorporation or by an amendment to these Bylaws duly adopted by the stockholders or the board of directors.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. If the annual meeting is not held on the date designated therefor for any reason, the board of directors shall cause the meeting to be held as soon as is convenient.

3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS. Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Directors need not be stockholders unless so required by the Certificate of Incorporation or by these Bylaws.

3.4 RESIGNATION AND VACANCIES. Any director may resign on giving written notice to the chief executive officer, if any, the chair of the board of directors, if there is one, the president or the secretary, unless the notice specifies a later time for that resignation to become effective.

Unless otherwise provided in the Certificate of Incorporation or by these Bylaws, vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified. Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

3.5 REMOVAL. Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of seventy-five percent (75%) of the shares then entitled to vote at an election of directors.

3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Any meeting, regular or special, may be held by conference telephone or similar communications equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

3.7 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed in advance by the board of directors.

3.8 SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the president (unless there is a chief executive officer who is not the president, in which case special meetings of the board of directors for any purpose or purposes may be called at any time by the chief executive officer and not the president), the chair of the board of directors, the secretary or by any two (2) or more of the directors.

Notice of the time and place of special meetings of the board of directors shall be delivered personally or by telephone to each director or sent by mail, facsimile or other electronic or wireless means, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation or if the address is not readily ascertainable, notice shall be addressed to the director at the city or place in which the meetings of directors are regularly held. If the notice is mailed, it shall be deposited in the United States mail at least three (3) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile or other electronic or wireless means, it shall be delivered by such means at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice of a special meeting of the board of directors need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.9 QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to fill vacancies in the board of directors as provided in Section 3.4 and to adjourn as provided in Section 3.11 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Certificate of Incorporation and applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.10 WAIVER OF NOTICE. Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. The transactions of any meeting of the board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

3.11 ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.12 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given if such time and place are announced, unless the meeting is adjourned for more than forty-eight (48) hours. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given.

3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board of directors individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

3.14 ORGANIZATION. Meetings of the board of directors shall be presided over by the chair of the board of directors or, if there is no such chair, the president (unless there is a chief executive officer who is not the president, in which case meetings of the board of directors shall be presided over by the chief executive officer and not the president), or, in his or her absence, by a president pro-tem chosen by a majority of the directors present. The secretary shall act as secretary of the meeting, but in his or her absence the chair of the meeting may appoint any person to act as secretary of the meeting.

3.15 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

ARTICLE IV
COMMITTEES

4.1 COMMITTEES OF DIRECTORS. The board of directors may designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The purposes and authority of any committee shall be as provided in the resolution of the board, but no such committee shall have power or authority by itself to (i) approve or adopt or recommend to the stockholders any action or matter that requires the approval of the stockholders or (ii) adopt, amend or repeal any Bylaw of the corporation.

4.2 MEETINGS AND ACTION OF COMMITTEES. To the extent feasible, meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.6 (place of meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment), and Section 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members, provided, however, that the board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V
OFFICERS

5.1 OFFICERS; SUBORDINATE OFFICERS. The officers of this corporation shall consist of a chief executive officer, a president, a secretary, a chief financial officer who will also serve as treasurer, and such other officers and assistant officers as may be determined from time to time by the board of directors, all of whom shall be chosen in such manner and hold their offices for such terms as the board of directors may prescribe. In particular, the corporation may have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. Any two or more of such offices may be held by the same person. The board of directors may designate one or more vice presidents as executive vice presidents or senior vice presidents. The board of directors may from time to time designate the chief executive officer, the president or any other officer as the chief operating officer of the corporation.

The board of directors may appoint, or empower the chief executive officer and/or president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors or the chief executive officer or the president may from time to time determine.

5.2 TERMS OF OFFICE AND COMPENSATION. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the board of directors and may be altered by said board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

5.3 REMOVAL; RESIGNATION OF OFFICERS AND VACANCIES. Any officer of the corporation may be removed at the pleasure of the board of directors at any meeting, or by vote of stockholders entitled to exercise the majority of voting power of the corporation at any meeting, or at the pleasure of any officer who may be granted such power by a resolution of the board of directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the board of directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

5.4 CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board of directors, if any, the chief executive officer of the corporation, if such an officer is appointed, shall be the principal executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation (including the president, unless the board of directors determines otherwise). He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chair of the board of directors, at all meetings of the board of directors, shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

5.5 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board of directors, if there is one, or the chief executive officer, if such an officer is appointed, the president shall be the principal executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and other officers of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the board of directors or these Bylaws.

5.6 VICE PRESIDENTS. In the absence or disability of the chief executive officer and the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively (in order of priority) by the board of directors, the chief executive officer, or the president.

5.7 CHIEF FINANCIAL OFFICER/TREASURER. The chief financial officer shall be the treasurer of the corporation and shall have the care an custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the chair of the board of directors, president (unless there is a chief executive officer who is not the president, in which case the treasurer shall disburse funds of the corporation as may be ordered by the chief executive officer and not the president) or the board of directors, taking proper vouchers for such disbursements, and shall render to the chair of the board of directors, president (unless there is a chief executive officer who is not the president, in which case shall render to the chief executive officer and not the president) and board of directors, at the regular meetings of the board of directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the corporation; and, in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the chair of the board of directors, president (unless there is a chief executive officer who is not the president, in which case as may be assigned to him or her by the chief executive officer and not the president) or the board of directors.

5.8 SECRETARY. The powers and duties of the secretary are:

(a) To keep a book of minutes at the principal office of the corporation, or such other place as the board of directors may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

(b) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(c) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(d) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of the shares shall be subject to the reasonable regulations of the transfer agent, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar; and provided, further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 8.5 hereof.

(e) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by an assistant secretary or by the chief executive officer, the president or a vice president, or by any person thereunto authorized by either of them or by the board of directors or by the holders of a majority of the outstanding shares of the corporation.

(f) Generally to do and perform all such duties as pertain to the office of secretary and as may be required by the board of directors.

5.9 ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the board of directors, the president (unless there is a chair of the board of directors or chief executive officer, in which case the chair of the board of directors or chief executive officer and not the president), or any officer of the corporation authorized by the president (unless there is a chair of the board of directors or chief executive officer, in which case any officer of the corporation authorized by the chair of the board of directors or chief executive officer and not the president), is authorized to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities in such other corporation.

5.10 DELEGATION OF AUTHORITY. Notwithstanding any other provision in these Bylaws, the board of directors may from time to time delegate the powers or duties of any officer to any other officers or agents.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes, settlements and other amounts actually and reasonably incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was an agent of the corporation; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation.

6.2 INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes, settlements and other amounts actually and reasonably incurred in connection with any proceeding, whether civil, criminal, administrative or investigative,arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation.

6.3 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.4 EXPENSES. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise; provided, however, that the corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the corporation.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.5, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

6.5 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.

6.6 SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.7 AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

ARTICLE VII
RECORDS AND REPORTS

7.1 MAINTENANCE AND INSPECTION OF RECORDS. The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least ten days before the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

7.2 INSPECTION BY DIRECTOR. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

ARTICLE VIII
GENERAL MATTERS

8.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by law.

If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution.

8.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4 FISCAL YEAR. The fiscal year of this corporation shall begin on the first day of January of each year and end on the last day of December of such year.

8.5 STOCK CERTIFICATES. There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares, provided, however, that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by uncertificated shares, and provided, further, that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the president or the chair of the board of directors or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

No stock certificates will be issued in bearer form.

8.6 SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.7 LOST CERTIFICATES. Except as provided in this Section 8.7, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The board of directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

8.8 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.9 PROVISIONS ADDITIONAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

8.10 PROVISIONS CONTRARY TO PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 8.9 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

8.11 NOTICES. Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless communication device, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

ARTICLE IX
AMENDMENTS

Subject to Section 6.7 hereof, the original or other Bylaws of the corporation may be adopted, amended or repealed by the board of directors or by the stockholders entitled to vote.

Whenever an amendment or new bylaw is adopted, it shall be copied in the corporation’s records, next to the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.